CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Mutual Fund Series Trust and to the use of our report dated August 30, 2021 on the financial statements and financial highlights of Catalyst Systematic Alpha Fund, Catalyst/Warrington Strategic Program Fund, Catalyst Buffered Shield Fund (formerly, Catalyst/Exceed Defined Shield Fund), Catalyst Income and Multi-Strategy Fund (formely, Catalyst Multi-Strategy Fund), Catalyst/Millburn Dynamic Commodity Strategy Fund (formerly, Catalyst Hedged Commodity Strategy Fund), Catalyst/Millburn Hedge Strategy Fund, EAVOL NASDAQ-100 Volatility Overlay Fund, and Catalyst/Teza Algorithmic Allocation Fund, each a series of shares of beneficial interest in Mutual Fund Series Trust. Such financial statements and financial highlights appear in the June 30, 2021 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania

October 25, 2021